Exhibit 99.2

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	May 22, 2012 For Immediate Release

Contact:	Shannon Dean (310) 257-1435

CALIFORNIA WATER SERVICE GROUP’S PRESIDENT & CEO

PETER C. NELSON TO SUCCEED RETIRING CHAIR ROBERT W. FOY

 Director Doug Brown to Continue to Serve as Lead Director

SAN JOSE, CA  — California Water Service Group (NYSE : CWT) today announced its Board of Directors’ plan to combine the roles of Chairman and President & Chief Executive Officer and have President & Chief Executive Officer Peter C. Nelson succeed retiring Chairman Robert W. Foy, effective May 22, 2012.  Douglas M. Brown will continue to serve as lead director.

Foy, a 35-year Board veteran who has reached retirement age for directors, expressed confidence in the decision: “Pete has demonstrated his leadership ability and we are confident that he will do a fine job as President, Chief Executive Officer, and Chairman of the Board. It makes good business sense to streamline decision-making and capitalize on Pete’s extensive experience and expertise.”

Nelson was elected President & Chief Executive Officer of California Water Service Group in 1996.  Prior to joining the company, he had increasingly responsible positions in engineering, construction management, marketing, corporate and diversification planning, finance, operations, and general management at Pacific Gas & Electric Company.

Nelson holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Davis, and a Masters of Business Administration from the University of Massachusetts, Amherst.  He serves as director of the California Chamber of Commerce and chairs the organization’s Water Resources Committee.  He is also a director of the California Foundation on the Environment and the Economy, a senior fellow of the American Leadership Forum, and an advisory council member at the Center for Public Utilities, New Mexico State University.  Past affiliations include president of the National Association of Water Companies, director of the Bay Area Water Supply and Conservation Agency, and founding director of the Joint Venture: Silicon Valley Leadership Group.

Douglas M. Brown, who joined the California Water Service Group Board of Directors in 2001 and is currently the Dean of the Anderson School of Management at the University of New Mexico, will continue to serve as lead director.

California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services, LLC.  Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities.  Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph.  The Company assumes no obligation to provide public updates of forward-looking statements.

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